Exhibit 10.1

MODIFICATION, CONSENT AND FORBEARANCE AGREEMENT

This Modification, Consent and Forbearance Agreement (“Agreement”) is entered into as of this 16th day of August, 2016, by and among Superior Drilling Products, Inc., a Utah corporation (“Superior”), Superior Drilling Solutions, LLC, a Utah limited liability company (“Drilling”), Hard Rock Solutions, LLC, a Utah limited liability company (“Hard Rock”), Extreme Technologies, LLC, a Utah limited liability company (“Extreme”, and together with Superior, Drilling and Hard Rock, “Borrower” or “Borrowers”), and FEDERAL NATIONAL PAYABLES, INC., a Delaware corporation doing business as Federal National Commercial Credit (“Lender”).

BACKGROUND

A.	The Credit Facilities

On March 8, 2016, Borrower and Lender entered into a certain Loan and Security Agreement (together with the following described Amendment and Second Amendment, the “Loan Agreement”) and other Credit Documents, as that term is defined in the Loan Agreement. On March 28, 2016, Borrower and Lender entered into a certain Amendment to Loan and Security Agreement (“Amendment”). On May 12, 2016, Borrower and Lender entered into a certain Second Amendment to Loan and Security agreement (“Second Amendment”).

The Loan Agreement, together with all notes, amendments, modifications, addenda and supplements, and all present and future instruments, documents and agreements related thereto or executed in connection therewith and herewith, are sometimes referred to herein collectively as the “Financing Agreements”. All capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Financing Agreements; and in case of any conflicting definitions in the Financing Agreements, the terms of the Loan Agreement a shall govern. The term “Agreement” shall refer to this Agreement, as the same may be amended, supplemented, modified, renewed, extended, restated or replaced from time to time.

B.	Existing Defaults

Borrower is and remains in default under the terms and conditions of the Financing Agreements by the failure to maintain the financial covenants as required by Sections 7.15(a), 7.15 (b) and 7.15 (c) of the Loan Agreement (the “Existing Defaults”). In addition, the Existing Defaults also consist of: (i) incurring $1,000,000 of additional indebtedness pursuant to the Roth Capital bridge loan financing dated August 5, 2016 which is prohibited by Section 8.2 of the Loan Agreement, and (ii) the issuance of 700,000 unregistered shares of common stock of the Company to WMAFC, INC. in connection with the restructuring of the existing promissory note in the original principal amount of $9,500,000 due and owing by Hard Rock and Drilling to WMAFC, INC. without providing at least fifteen (15) days prior written notice which is prohibited by Section 8.10 of the Loan Agreement.

Notwithstanding such Existing Defaults, Borrower has requested that Lender agree, in consideration of the undertakings and obligations of Borrower set forth herein, to make certain accommodations and to forbear for a specified period from the exercise of Lender’s rights and remedies under the Financing Agreements. Lender has agreed to make such accommodations as and only to the extent set forth herein, and without waiving any of Lender’s rights and remedies.

By reason of the Existing Defaults, Borrower acknowledges that Lender has the full legal right to exercise its rights and remedies under the Financing Agreements including, but not limited to, the right to enforce its remedies under the Uniform Commercial Code and other applicable laws, and take possession of and sell any Collateral described in the Financing Agreements.

NOW THEREFORE, with the foregoing Background deemed incorporated by reference and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

Section 1. ACKNOWLEDGMENT OF INDEBTEDNESS, EVENTS OF DEFAULT, ETC.

1.1. Liabilities. Borrower confirms and acknowledges that as of the date hereof the amount owed to Lender is $559,894.86 plus accruing and unpaid interest and fees thereon (the “Obligations”) due and owing without any deduction, defense, setoff, claim or counterclaim of any nature whatsoever.

1.2. Existing Defaults. Borrower represents and warrants that as of the date hereof, no Event(s) of Default or event(s) which with the passage of time or giving of notice or both would constitute an Event of Default are outstanding under the Financing Agreements and this Agreement, other than the Existing Defaults.

1.3. Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (a) each of the Financing Agreements to which it is a party has been duly executed and delivered to Lender by Borrower and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower contained in the Financing Agreements constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, (c) Borrower has no valid defense, offset or counterclaim to the enforcement of such obligations, and (d) Lender is and shall be entitled to all of the rights, remedies and benefits provided for in the Financing Agreements.

1.4. Advances. Borrower and Lender acknowledge that if Lender shall, in its sole discretion, make loans, advances or other credit accommodations pursuant to the Financing Agreements, such additional credit shall accrue fees and charges at the rates set forth in the Financing Agreements, as amended by this Agreement. All such additional credit, and all accrued and unpaid fees and charges, shall constitute Obligations under the Financing Agreements and this Agreement, and shall be secured by the Collateral.

2

Section 2. FORBEARANCE

2.1 Grant of Forbearance. Subject to the terms and conditions, and satisfaction of the Effectiveness Conditions of this Agreement, during the Forbearance Period and through the Termination Date (both as defined below), Lender shall forbear from taking any action or exercising any rights or remedies under the Financing Agreements against Borrower, Borrower’s property, or the Collateral, due solely to the Existing Defaults. On the Termination Date, all forbearance with respect to the Existing Defaults shall cease and Lender may, in its discretion, and apart from its rights as a result of any new Event of Default, exercise its rights and remedies against Borrower, Borrower’s property, the Collateral and any guarantees, pledges or undertakings of third parties with respect to the Obligations. The ‘Termination Date” shall be the date that is the earliest to occur of: (i) the occurrence of an Event of Default (other than the Existing Defaults), (ii) the occurrence of any breach or default by Borrower or any guarantor of any covenant or obligation under this Agreement or any of the Financing Agreements, (iii) the failure or non-performance of any of the Effectiveness Conditions, (iii) full and final payment of all Obligations, or (v) September 30, 2016, subject to the right of Lender, in its sole and exclusive discretion, to renew or extend the term of this Agreement. The term “Forbearance Period” shall mean the period commencing the date of this Agreement and expiring on the Termination Date. For the avoidance of doubt, all Obligations (including, without limitation, the Termination Fee and all other fees and expenses provided for under the Financing Agreements) shall be due and payable on the Termination Date.

2.2 Preservation of Rights. By agreeing to forbear from the exercise of its rights and remedies until the Termination Date, Lender does not waive the Existing Defaults. The Existing Defaults are preserved, pending fulfillment of Borrower’s obligations under this Agreement and under the Financing Agreements. The granting of the accommodations of Lender hereunder shall not be deemed a waiver of Lender’s rights and remedies or constitute a course of conduct or dealing on behalf of Lender. Subject only to the agreements of Lender described herein, Lender specifically reserves all rights and remedies available to it under the Financing Agreements, any instrument, document or agreement related thereto or otherwise available at law or equity, and expressly reserves its rights, without notice to Borrower, to take any and all actions to preserve and protect the Collateral and to accelerate payment of all amount outstanding under the Financing Agreements upon the occurrence of an Event of Default other than the Existing Defaults or a breach by Borrower of this Agreement.

2.3. Acknowledgements and Waivers. Borrower acknowledges and agrees that Lender is specifically and reasonably relying upon the representations, warranties, and agreements contained herein, and that this Agreement is being executed by Borrower and delivered to Lender as an inducement to Lender to forbear from exercising contractual remedies available to Lender under the Financing Agreements. Such forbearance by Lender is expressly conditioned on the accuracy and reliability of the representations, warranties, and agreements of Borrower that are set forth in this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall prevent Lender from immediately, and without further notice or right of cure (all of which are hereby waived by Borrower), exercising its rights and remedies under the Financing Agreements upon a subsequent Default, Event of Default, or breach by Borrower of any of the terms and conditions set forth therein, as such terms and conditions are modified and amended in this Agreement. Borrower further waives, to the extent permitted by law, for the Forbearance Period, any statute of limitations applicable to Lender’s interest in the Obligations.

3

Section 3. COLLATERAL

3.1. Affirmation of Existing Collateral. Borrower covenants, confirms and agrees that as security for the repayment of the Obligations, Lender has and shall continue to have, and is hereby granted a continuing lien on and security interest in the Collateral, whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof. Borrower acknowledges and agrees that nothing herein contained shall in any way impair Lender’s rights and priority in the Collateral.

3.2. Further Assurances. Upon execution of this Agreement, and thereafter, Borrower shall take all action requested by Lender to effectuate the terms and intent of this Agreement and the Financing Agreements, and in assuring continued, effective and proper perfection of the liens and security interests in the Collateral.

Section 4. REAFFIRMATION

Except to the extent and for the period hereby modified, Borrower hereby confirms and ratifies in all respects the Financing Agreements and the Obligations outstanding thereunder, and acknowledges that the Financing Agreements shall continue in full force and effect as therein written, and that there exist no claims, counterclaims, offsets or defenses arising out of or with respect to Borrower’s Obligations under the Financing Agreements. Borrower reaffirms each of the representations and warranties under the Financing Agreements made by it, as if said representations and warranties were made and given on and as of the date hereof. Borrower hereby confirms its existing grant to Lender of a security interest in the Collateral. Borrower hereby confirms that all security interests at any time granted by it to Lender shall continue in full force and effect and secure and shall continue to secure the liabilities and Obligations of Borrower and any additional advances made pursuant to or in reliance on this Agreement (including, without limitation, the Obligations), so long as any such liabilities or Obligations remain outstanding and that all property subject thereto remain free and clear of any liens or encumbrances other than (i) those in favor of Lender, and (ii) liens expressly permitted in the Financing Agreements and exhibits thereto.

Section 5. REPRESENTATIONS AND WARRANTIES

Borrower reaffirms, warrants and represents to Lender that:

5.1 Organization and Qualification. Each Borrower is duly organized and is a validly existing corporation or limited liability company under the laws of the state identified above, with full power and authority to own its properties and to transact its business as now transacted. Borrower is qualified to transact business in each jurisdiction where the ownership of its properties or the transaction of its business requires such qualification.

4

5.2 Authorization. The execution and delivery by Borrower of this Agreement and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

5.3 Valid, Binding and Enforceable. This Agreement and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be a valid act of Borrower, and shall be binding on and enforceable against Borrower in accordance with its respective terms.

5.4 Litigation. There is no pending or threatened proceeding by or before any court or governmental agency against or affecting Borrower which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement or the other Financing Agreements.

5.5 Title to Property. Borrower has good title to all property owned by it, including all properties reflected in the most recent audited balance sheet delivered to Lender (except as sold or otherwise disposed of in the ordinary course of business).

5.6 Taxes. Except solely with respect to the Existing Defaults, all tax returns required to be filed by Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, incomes, sales or franchises which are due and payable have been paid.

5.7 Financial Accounting Practice. Borrower makes and keeps its books, records and accounts which, in reasonable detail, accurately and fairly reflect Borrower’s transactions and dispositions of its assets.

5.8 Power To Carry On Business. Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

5.9 Compliance with Laws. Borrower is not in violation of any law, except for violations which in the aggregate do not have a material adverse effect on its business, operations or financial condition.

5

Section 6. COVENANTS, AMENDMENTS, AND EFFECTIVENESS CONDITIONS

6.1 Existing Covenants. Borrower covenants and agrees that on and after the date of execution of this Agreement and until the Obligations are indefeasibly paid and satisfied in full, except as expressly modified hereby and except for the provisions of Section 7.15 of the Loan Agreement, Borrower shall continue to observe and maintain compliance with all covenants, representations and warranties arising in this Agreement and the Financing Agreements.

6.2 Availability Reserve. Pursuant to Section 2.3 of the Loan Agreement and as a condition to the forbearance provided herein, Lender hereby establishes an availability reserve under the Credit Facility in the amount of One Hundred Thousand Dollars ($100,000.00) for the duration of the Forbearance Period.

6.3 Additional Covenants. The Loan Agreement is hereby amended by the addition of the following covenants, effective the date hereof:

(a) Company shall make no Restricted Distributions during the Forbearance Period.

(b) At all times during and after expiration of the Forbearance Period, Company shall take no action to dispose of, liquidate, or assign for the benefit of any creditor, any inventory or other assets of Borrower other than in the normal course of business.

(c) Borrower shall pay or reimburse Lender for its attorneys' fees and expenses in connection with the enforcement of Lender’s rights under the Financing Agreements, and the fees and expenses incurred in the preparation, negotiation and execution of this Agreement and the documents provided for herein or related hereto, and the same shall be included within the Obligations.

(d) Borrower hereby agrees to take all such actions and to execute and/or deliver to Lender all such documents, assignments, financing statements and other documents, as Lender may reasonably require from time to time to effectuate and implement the purposes of this Agreement.

6.4 Effectiveness Conditions. The agreements and forbearance by Lender hereunder are subject to satisfactory completion, as determined by Lender in its sole discretion, (all documents to be in form and substance satisfactory to Lender and its counsel) of the following conditions (“Effectiveness Conditions”):

(a) Payment of a $35,000 Forbearance Fee, all of which shall be fully earned and unconditional as of the date hereof.

6

(b) Execution and delivery to Lender of an absolute and unconditional joint and several Guaranty in form and substance acceptable to Lender by G. Troy Meier and Annette Meier.

(c) Delivery to Lender of current statements of financial condition of G. Troy Meier and Annette Meier.

(d) Payment to Lender in the amount of not less than One Hundred Thousand Dollars ($100,000.00) for application to the Term Loan.

(e) Delivery to Lender of all documents, agreements and other writings relating to or evidencing an unsecured loan from a related party in the amount of not less than One Million Dollars ($1,000,000.00) on or immediately prior to the date hereof (the “Bridge Loan”) including, without limitation, evidence that the full amount of the Bridge Loan has been advanced to and received by Borrower.

Section 7. DEFAULTS

7.1 Events of Default. The occurrence of one or more of the following described events is an Event of Default:

(a) The occurrence of any Event of Default (except an Existing Defaults) under any Financing Agreement;

(b) Failure of Borrower to comply with, or the breach of, any of its representations, warranties, covenants, agreements or other undertakings under this Agreement; or

(c) Failure or nonperformance of any of the Effectiveness Conditions.

7.2 Upon the occurrence of an Event of Default, Lender’s undertakings under this Agreement may without notice to Borrower, immediately terminate and Lender may immediately proceed to enforce all rights and remedies under or in accordance with the Financing Agreements and this Agreement, by contract or applicable law, without further notice to Borrower.

Section 8. MISCELLANEOUS

8.1 Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original and all of which together shall constitute one instrument. Signature by facsimile shall bind the parties hereto.

8.2 Third-Party Rights. No rights are intended to be created hereunder for the benefit of any third-party donee, creditor, or incidental beneficiary.

8.3 Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

7

8.4 Indemnity. Borrower hereby agrees to indemnify Lender from and against all losses, costs, expense, demands and damages whatsoever which Lender may suffer or incur in respect of any claims which have or may be brought by any third party relating to this Agreement, the Financing Agreements, or the transactions contemplated hereby or thereby. This indemnity shall continue in full force and effect after the Termination Date and notwithstanding the completion of the other matters referred to in this Agreement. This indemnification is in addition to and shall not limit any other indemnification agreement between Borrower and Lender, and shall be included within the Obligations.

8.5 Integrated Agreement. This Agreement shall be deemed incorporated into and made a part of the Financing Agreements. Except as expressly set forth herein, all of the terms, conditions and agreements of the Financing Agreements are ratified and confirmed. The Financing Agreements and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender’s rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall control.

8.6 Non-Waiver. No omission or delay by Lender in exercising any right or power under this Agreement, the Financing Agreements or any related agreement will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified. Lender’s rights and remedies are cumulative and concurrent and may be pursued singly, successively or together.

8.7 Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

8.8 Survival. All warranties, representations and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by them or on their behalf under this Agreement, shall be considered to have been relied upon by Lender. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower hereunder. All warranties, representations, indemnities and covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until the Obligations are indefeasibly paid and satisfied in full.

8.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. No delegation by Borrower of any duty or obligation of performance may be made or is intended to be made to Lender. No rights are intended to be created hereunder or under any related instruments, documents or agreements for the benefit of any third party donee, creditor, incidental beneficiary or affiliate of Borrower.

8

8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. The provisions of this Agreement are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

8.11 Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of Borrower given to Lender by law, Lender shall have, with respect to the Obligations, whether under the Financing Agreements or otherwise and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Borrower hereby assigns, conveys, delivers, pledges and transfers to Lender all of Borrower’s right, title and interest in and to, all deposits, moneys, securities and other property of Borrower now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise. Every such security interest and right of setoff may be exercised without demand upon or notice to Borrower.

8.12 Waiver of Jury Trial. Borrower and Lender each hereby waives any and all rights any of them may have to a jury trial in connection with any litigation commenced by or against any of the parties to this Agreement with respect to rights and obligations of the parties hereto under this Agreement or under the Financing Agreements.

8.13 Exclusive Jurisdiction. Borrower and Lender each irrevocably consent to the non-exclusive jurisdiction of the State of Maryland and the United States District Court for the District of Maryland, in any and all actions and proceedings whether arising hereunder or under the Financing Agreements. Borrower irrevocably agrees to service of process by certified mail return receipt requested to the address currently contained in Lender’s records.

8.14 Release. As a material inducement to Lender to enter into this Agreement, Borrower (i) does hereby remise, release, acquit, satisfy and forever discharge Lender and all of its past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns, from any and all manner of debts, accounting, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, which Borrower has by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Agreement with respect to any matters, transactions, occurrences, agreement, actions, or events arising out of, in connection with or relating to the Financing Agreements; and (ii) does hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against Lender, or any or its past, present or future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors or assigns, by reason of or in connection with any of the foregoing matters, claims or causes of action. Borrower expressly acknowledges and agrees that the forbearances and other indulgences contained in this Agreement shall not be construed as an admission of wrongdoing, liability or culpability on the part of Lender or the existence of any claims of Borrower against Lender.

9

8.15 Advice of Counsel. Borrower acknowledges that it has an opportunity to consult with independent legal counsel concerning this Agreement, and Borrower knowingly and voluntarily hereby waives the rights described therein or affected thereby.

8.16 Charges and Fees. Nothing contained in this Agreement shall be deemed to limit, affect or impair the imposition of or provision for late charges, default charges and default interest as provided in the Financing Agreements.

Section 9. SPECIAL BANKRUPTCY PROVISIONS. Borrower hereby agrees that if Borrower shall:

(a) file, or be the subject of, any petition under Title 11 of the U.S. Code, as amended, filed with any bankruptcy court;

(b) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended;

(c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors;

(d) seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator; or

(e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against Borrower for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, that any such event shall constitute an incurable Event of Default hereunder, the Forbearance Period shall terminate automatically, and Borrower: (i) agrees that it will not contest, object to, or interpose any defense, all of which are waived, with respect to any motion by Lender seeking relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to Lender with respect to the Collateral under the Financing Agreements, and (ii) acknowledges and stipulates that Borrower cannot provide Lender with adequate protection (as that term is defined in Section 361 of the Bankruptcy Code) and therefore it will not use or seek approval for continued use of, any of Lender’s cash collateral (as that term is defined in Section 363 of the Bankruptcy Code), including any of the Collateral. The provisions of this section shall survive the Termination Date or other expiration of the Forbearance Period.

10

Section 10. CONSENTS. Lender hereby agrees and consents to the following proposed transactions so long as such transactions are consummated by Borrower on or before September 30, 2016:

(a) consummation of the sale of Borrower’s common stock pursuant to a public offering of Borrower’s common stock which is not otherwise permitted pursuant to Section 8.10 of the Loan Agreement; and

(b) an amendment to that certain existing Distribution Agreement dated May 12, 2016 by and between Hard Rock and Drilling Tools International, Inc. (“DTI”) pursuant to which DTI will be granted a larger exclusive territory to distribute certain of Hard Rock’s products which is not otherwise permitted pursuant to Section 8.11 of the Loan Agreement.

[signatures continue on next page]

11

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

BORROWERS:	SUPERIOR DRILLING PRODUCTS, INC.

By: _________________________________
Name:
Title:

Address: 1583 South 1700 East
Vernal, UT 84078

SUPERIOR DRILLING SOLUTIONS, LLC

By: _________________________________
Name:
Title:

Address: 1583 South 1700 East
Vernal, UT 84078

HARDROCK SOLUTIONS, LLC

By: _________________________________
Name:
Title:

Address: 1583 South 1700 East
Vernal, UT 84078

EXTREME TECHNOLOGIES, LLC

By: _________________________________
Name:
Title:

Address: 1583 South 1700 East
Vernal, UT 84078

12

LENDER:	FEDERAL NATIONAL PAYABLES, INC.

By: _________________________________
Name: William Seibold
Title: Chief Credit Officer

Address: 7315 Wisconsin Avenue, Suite 600W
Bethesda, MD 20814
Acceptance Date: ______________

ACKNOWLEDGMENT AND CONSENT OF VALIDITY GUARANTOR

The undersigned guarantor hereby acknowledges and consents to the provisions of the foregoing Agreement and agrees that the each of the undersigned’s obligations under the Validity Guaranty executed in accordance with the Loan Agreement and the Credit Documents shall be unimpaired by the said Agreement and that the undersigned has no defenses or set offs against Lender, its officers, directors, employees, agents or attorneys, with respect to such Validity Guaranty, and that all of the terms, conditions and covenants in such Validity Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed. The undersigned hereby certifies that the representations and warranties made in the Validity Guaranty are true and correct as of the date hereof. The undersigned hereby ratifies and confirms the waiver of jury trial provision (if applicable) contained in the Validity Guaranty.

WITNESS the due execution hereof as a document under seal, as of August__, 2016, intending to be legally bound hereby.

_________________________________________ (SEAL)
G. Troy Meier

STATE OF TEXAS	:
	:	ss
COUNTY OF HARRIS	:

On this, the _____ day of August, 2016, before me, the undersigned Notary Public, personally appeared G. Troy Meier, known to me (or satisfactorily proven) to be the individual described in and who executed the foregoing, instrument and he duly acknowledged to me that he executed the same for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid.

_________________________________________
Notary Public
My Commission Expires: ________________

13